EXHIBIT 4.14
                          ADDENDUM TO 2003 SENIOR NOTE

      This Addendum shall be a part of and incorporated by reference into the 12% Convertible Senior Note, due December 31, 2003, made by USA in favor of the undersigned ("Senior Note"). All capitalized terms used herein shall have the meanings ascribed to them in the Senior Note.

      The undersigned, ____________________, is the holder of a $_____________
principal amount Senior Note. The undersigned agrees and confirms that the Maturity Date of the Senior Note is hereby extended from December 31, 2003 until December 31, 2006. The undersigned further agrees and acknowledges that the Conversion Price of the Senior Note is hereby reduced from $1.25 per share to $.20 per share.

      Except as expressly set forth herein, all the terms and conditions of the Senior Note from USA in favor of the undersigned shall remain in full force and effect.

      IN WITNESS WHEREOF, the undersigned has executed this Addendum to 2003 Senior Note on this _____ day of ________ 2003.

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Signature                                            Signature

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Witness                                              Witness


                                                     AGREED TO AND ACCEPTED:
                                                     USA TECHNOLOGIES, INC.

                                                     By:_____________________
                                                        George R. Jensen, Jr.
                                                        Chairman and CEO